StemCells, Inc. Provides Update on its Phase I/II Study in Spinal Cord Injury

Significant Sensory Gains Observed in Additional Patients

NEWARK, CA, May 19, 2014 (GLOBE NEWSWIRE) — StemCells, Inc. (Nasdaq:STEM) announced today that Armin Curt, M.D., study principal investigator, presented an interim update on the Phase I/II trial in spinal cord injury at the Annual Meeting of the American Spinal Injury Association in San Antonio, Texas. Interim analysis of clinical data to date has shown that the significant post-transplant gains in sensory function first reported in two patients have now been observed in two additional patients.

The presentation included the first data on AIS B subjects to be transplanted in the Phase I/II chronic spinal cord injury trial with the HuCNS-SC® cells. In contrast to AIS A patients who have no mobility or sensory perception below the point of injury, AIS B subjects are less severely injured, they are paralyzed but retain sensory perception below the point of injury. Two of the three AIS B patients had significant gains in sensory perception and the third remained stable. The interim results also continue to confirm the favorable safety profile of the cells and the surgical implant procedure.

The presentation included data from a total of five new subjects with a minimum six month follow up. In total, the Company has now reported clinical updates on a total of eight of the twelve patients enrolled in its Phase I/II clinical trial using the Company’s proprietary HuCNS-SC (purified human neural stem cells) platform technology for chronic thoracic spinal cord injury.

“Thoracic spinal cord injury was chosen as the indication in this first trial primarily to demonstrate safety. This patient population represents a form of spinal cord injury that has historically defied responses to experimental therapies and is associated with a very high hurdle to demonstrate any measurable clinical change. Because of the severity associated with thoracic injury, gains in multiple sensory modalities and segments are unexpected, and changes in motor function are even more unlikely,” said Dr. Armin Curt, Professor and Chairman of the Spinal Cord Injury Center at Balgrist University Hospital, University of Zurich. “In contrast, the cervical cord, which controls more motor function, may represent a patient population in which motor responses to transplant may be more readily anticipated.”

“We are seeing multi-segmental gains and a return of function in the cord in multiple patients. This indicates something that was not working in the spinal cord, now appears to be working following transplantation. This is even more significant because of the time that has elapsed from the date of injury, which ranges from 4 months to 24 months across the subjects with sensory gains,” said Stephen Huhn, M.D., FACS, FAAP, vice president, CNS clinical research at StemCells, Inc. “These results are exciting with respect to the expansion of this trial into patients with cervical injury because even a gain of one to two segments in cervical spinal cord injury patients can allow for additional function in the upper extremities.”

A copy Dr. Armin Curt’s presentation can be found on the StemCells, Inc. website at:

http://www.stemcellsinc.com/Presentations/ASIA—FINAL.pdf

About the StemCells, Inc. Spinal Cord Injury Clinical Trial

The Company’s Phase I/II clinical trial is designed to assess the tolerability, safety and preliminary efficacy of HuCNS-SC cells as a treatment for chronic spinal cord injury. The Company enrolled 12 subjects with thoracic (chest-level) neurological injuries at the T2-T11 level, classified as complete (AIS A) or incomplete (AIS B) according to the American Spinal Injury Association Impairment Scale.  Seven of the patients enrolled in the study were classified as AIS A and 5 classified as AIS B.

All twelve patients have been enrolled and transplanted with HuCNS-SC cells. Each of the first three subjects suffered a complete injury prior to enrolling in the study. Twelve months after transplantation of the HuCNS-SC cells, data showed multi-segment gains in sensory function in two of the first three subjects, one of which converted from a complete injury classification to an incomplete injury. The third subject in this cohort remained stable, 12 months after transplantation.

The trial enrolled spinal cord injury patients at three centers: the University of Calgary; the University of Toronto; and at Balgrist University Hospital, University of Zurich, all world-leading medical centers for spinal cord injury and rehabilitation.

All subjects who enrolled in the trial received HuCNS-SC cells through direct transplantation into the spinal cord and underwent temporary treatment with immunosuppressive drugs. Evaluations are being regularly performed in the post-transplant period in order to monitor and assess the safety of the HuCNS-SC cells, the surgery and the immunosuppression, as well as to measure any change in neurological function. Preliminary efficacy is being evaluated based on defined clinical endpoints, such as changes in sensation, motor function and bowel/bladder function. The Company intends to follow the effects of this intervention long term, and each of the subjects will be invited to enroll in a separate four-year observational study after completing the Phase I/II study. In addition, the Company plans to initiate a controlled Phase II efficacy trial in in cervical spinal cord injury in 2014.

Information about the Company’s Spinal Cord Injury program can be found on the StemCells, Inc. website at:

http://www.stemcellsinc.com/Therapeutic-Programs/Spinal-Cord-Injury.htm

Additional information about the clinical trial is available at:

http://www.stemcellsinc.com/Therapeutic-Programs/Clinical-Trials.htm and at the U.S. National Institutes of Health website at:

http://www.clinicaltrials.gov/ct2/show/NCT01321333?lead=StemCells+Inc.&rank=4

About StemCells, Inc.

StemCells, Inc. is engaged in the research, development, and commercialization of cell-based therapeutics and tools for use in stem cell-based research and drug discovery. The Company’s lead therapeutic product candidate, HuCNS-SC® cells (purified human neural stem cells), is currently in development as a potential treatment for a broad range of central nervous system disorders. In a Phase I clinical trial in Pelizaeus-Merzbacher disease (PMD), a fatal myelination disorder in children, the Company has shown preliminary evidence of progressive and durable donor-derived myelination in all four patients transplanted with HuCNS-SC cells. The Company is conducting a Phase I/II clinical trial in chronic spinal cord injury in Switzerland, Canada and the United States, and has reported positive interim data for the first three patients. The Company is also conducting a Phase I/II clinical trial in dry age-related macular degeneration (AMD) in the United States. In addition, the Company is pursuing preclinical studies in Alzheimer’s disease, with support from the California Institute for Regenerative Medicine (CIRM).  StemCells also markets stem cell research products, including media and reagents, under the SC Proven® brand. Further information about StemCells is available at http://www.stemcellsinc.com.

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, the prospect for evaluating trial patients for changes in their sensation, motor function and bowel/bladder function; the potential of the Company’s HuCNS-SC cells to treat spinal cord injury and other central nervous system diseases and disorders; and the future business operations of the Company. These forward-looking statements speak only as of the date of this news release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including the fact that additional trials will be required to demonstrate the safety and efficacy of the Company’s HuCNS-SC cells for the treatment of any disease or disorder; uncertainty as to whether applicable regulatory agencies will permit the Company to continue clinical testing in spinal cord injury or in future clinical trials of proposed therapies for other diseases or conditions; uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue its current and planned research and development operations; uncertainty as to whether HuCNS-SC cells and any products that may be generated in the future in the Company’s cell-based programs will prove safe and clinically effective and not cause tumors or other adverse side effects; and other factors that are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and in its subsequent reports on Form 10-Q and Form 8-K.

CONTACT: Greg Schiffman

StemCells, Inc.

Chief Financial Officer

(510) 456-4128

Andrea Flynn

Russo Partners

(646) 942-5631

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